Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto, for the purpose of registering an indeterminate amount of debt securities of the Company in one or more series, under the Securities Act of 1933, as amended, and qualifying any related indentures under the Trust Indenture Act of 1939, as amended.

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	February 4, 2015

/s/ Betty C. Alewine Betty C. Alewine	Director	February 4, 2015

/s/ J. Phillip Holloman J. Phillip Holloman	Director	February 4, 2015

/s/ Verne G. Istock Verne G. Istock	Director	February 4, 2015

/s/ Barry C. Johnson Barry C. Johnson	Director	February 4, 2015

/s/ Steven R. Kalmanson Steven R. Kalmanson	Director	February 4, 2015

Signature	Title	Date

/s/ James P. Keane James P. Keane	Director	February 4, 2015

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Director	February 4, 2015

/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	February 4, 2015

/s/ Donald R. Parfet Donald R. Parfet	Director	February 4, 2015

/s/ Lisa A. Payne Lisa A. Payne	Director	February 4, 2015

/s/ Theodore D. Crandall Theodore D. Crandall	Senior Vice President and Chief Financial Officer (principal financial officer)	February 4, 2015

/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	February 4, 2015

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	February 4, 2015